SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 18, 2005


                              STATION CASINOS, INC
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             (Exact name of registrant as specified in its charter)


           Nevada                   000-21640                88-0136443
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(State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation)            File Number)          Identification No.)


2411 West Sahara Avenue, Las Vegas, Nevada                     89102
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (702) 367-2411
                                                    ----------------------------


                                       N/A
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          (Former name or former address, if changed since last report)




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ITEM 8.01.  OTHER EVENTS

On August 18, 2005, Station Casinos, Inc. (the "Company") entered into an amended and restated purchase and sale agreement with Reno Retail Company II, L.L.C. ("RRC") pursuant to which the Company has agreed to purchase from RRC approximately 83 acres of real property located near the intersection of U.S. Highway 395 and Mt. Rose Highway south of Reno, Nevada, as opposed to the approximately 50 acres originally contemplated by the parties. An affiliate of RRC is currently developing a lifestyle center on approximately 104 acres of real property located immediately north of the property to be purchased by the Company. The transaction remains subject to the satisfaction of certain terms and conditions pursuant to the purchase and sale agreement.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Station Casinos, Inc.



Date: August 18, 2005                By: /s/ Glenn C. Christenson
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                                         Glenn C. Christenson
                                         Executive Vice President, Chief
                                         Financial Officer, Chief Administrative
                                         Officer and Treasurer